UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2005

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28304	33-0704889
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3756 Central Avenue, Riverside, California		92506
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On January 20, 2005, Provident Financial Holdings, Inc. issued its earnings release for the second quarter ended December 31, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

        (c)       Exhibits

        99.1    Press Release of Provident Financial Holdings, Inc. dated January 20, 2005.


SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2005                                PROVIDENT FINANCIAL HOLDINGS, INC.

                                                                    /s/ Craig G. Blunden
                                                                    Craig G. Blunden
                                                                    Chairman, President and Chief Executive Officer
                                                                    (Principal Executive Officer)

                                                                    /s/ Donavon P. Ternes
                                                                    Donavon P. Ternes
                                                                    Chief Financial Officer
                                                                    (Principal Financial and Accounting Officer)


EXHIBIT 99.1


3756 Central Avenue                                                                                Contacts:
Riverside, CA 92506                                                                                Craig G. Blunden, CEO
(951) 686 - 6060                                                                                        Donavon P. Ternes, CFO

PROVIDENT FINANCIAL HOLDINGS, INC.
REPORTS RECORD QUARTERLY EARNINGS

Second Quarter Net Income Increases 63%

Second Quarter EPS of $0.71, Up 65%

Second Quarter ROE of 17.60%

Community Banking Momentum Continues

Solid Mortgage Banking Results

        Riverside, Calif. - January 20, 2005 - Provident Financial Holdings, Inc. ("Company"), Nasdaq: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), today announced record earnings (see Note 1) for the second quarter of its fiscal year ending June 30, 2005.

        For the quarter ended December 31, 2004, the Company reported net income of $5.03 million, or 71 cents per diluted share (on 7.11 million weighted-average shares outstanding), compared to net income of $3.09 million, or 43 cents per diluted share (on 7.16 million weighted-average shares outstanding), in the comparable period a year ago. The decrease in weighted-average shares outstanding reflects the activity in the Company's stock buyback program.

        "I am pleased that we have been able to grow our Bank commensurate with the growth of the Inland Empire. Through the hard work and dedication of our employees we are quickly becoming the community bank of choice in this region," said Craig G.

Blunden, Chairman, President and Chief Executive Officer of the Company. "Moreover, I am encouraged by our future growth opportunities since the Inland Empire is expected to remain one of the fastest growing regions in the country."

        Return on average assets for the second quarter of fiscal 2005 was 1.37 percent, compared to 0.99 percent for the same period of fiscal 2004. Return on average stockholders' equity for the second quarter of fiscal 2005 was 17.60 percent, compared to 11.90 percent for the comparable period of fiscal 2004.

        On a sequential quarter basis, net income for the second quarter of fiscal 2005 increased by $779,000 to $5.03 million, or 18 percent, from $4.26 million in the first quarter of fiscal 2005; and diluted earnings per share increased 11 cents to 71 cents, or 18 percent, from 60 cents in the first quarter of fiscal 2005. Return on average assets increased 13 basis points to 1.37 percent for the second quarter of fiscal 2005 from 1.24 percent in the first quarter of fiscal 2005, and return on average equity increased to 17.60 percent for the second quarter of fiscal 2005 from 15.35 percent in the first quarter of fiscal 2005.

        For the six months ended December 31, 2004, net income was $9.29 million, an increase of 39 percent from net income of $6.67 million for the comparable period ended December 31, 2003; and diluted earnings per share for the six months ended December 31, 2004 increased $0.39, or 42 percent, to $1.31 from $0.92 for the comparable period last year. Return on average assets for the six months ended December 31, 2004 was 1.31 percent, compared to 1.07 percent for the six-month period a year earlier. Return on average stockholders' equity for the six months ended

December 31, 2004 was 16.50 percent, compared to 12.87 percent for the six-month period a year earlier.

        Net interest income after provision for loan losses increased $1.6 million, or 19 percent, to $10.12 million in the second quarter of fiscal 2005 from $8.52 million for the same period in fiscal 2004. Non-interest income increased $2.4 million, or 58 percent, to $6.50 million in the second quarter of fiscal 2005 from $4.11 million in the comparable period of fiscal 2004. Non-interest expense increased $824,000, or 11 percent, to $8.04 million in the second quarter of fiscal 2005 from $7.22 million in the comparable period in fiscal 2004.

        The average balance of loans outstanding increased by $214.2 million to $1.12 billion in the second quarter of fiscal 2005 from $901.8 million in the same quarter of fiscal 2004, while the average yield decreased by 10 basis points to 5.65 percent in the second quarter of fiscal 2005 from an average yield of 5.75 percent in the same quarter of fiscal 2004. The decrease in the average loan yield is attributed to higher yielding loans prepaying and new loans funded at an average yield below the existing loan portfolio yield. Total portfolio loan originations (including purchased loans) in the second quarter of fiscal 2005 were $216.1 million, which consisted primarily of single-family, multi-family, commercial real estate and construction loans. This compares to total portfolio loan originations (including purchased loans) of $190.8 million in the second quarter of fiscal 2004. The outstanding balance of "preferred loans" (multi-family, commercial real estate, construction and commercial business loans) increased by $62.6 million, or 28 percent, to $283.2 million at December 31, 2004 from $220.6 million at December 31, 2003. The ratio of preferred loans to total portfolio loans increased to 27 percent at

December 31, 2004 from 25 percent at December 31, 2003. Loan prepayments in the second quarter of fiscal 2005 were $125.9 million, compared to $103.1 million in the same quarter of fiscal 2004.

        The average balance of deposits increased by $102.3 million to $912.2 million and the average cost of deposits increased by 7 basis points to 1.72 percent in the second quarter of fiscal 2005, compared to an average balance of $809.9 million and an average cost of 1.65 percent in the same quarter last year. Transaction account balances (core deposits) decreased by $26.5 million, or five percent, to $530.1 million at December 31, 2004 from $556.6 million at December 31, 2003. Time deposits increased by $127.9 million, or 50 percent, to $381.3 million at December 31, 2004 as compared to $253.4 million at December 31, 2003. The increase is primarily attributable to the Company's successful time deposit marketing campaigns designed to lock-in fixed rate deposits during a low rate environment.

        The average balance of FHLB advances increased by $113.9 million to $413.9 million, and the average cost of advances decreased 32 basis points to 3.76 percent in the second quarter of fiscal 2005, compared to an average balance of $300.0 million and an average cost of 4.08 percent in the same quarter of fiscal 2004. The decrease in the average cost of FHLB advances was primarily attributable to maturities of higher costing advances and a higher percentage of overnight advances to total advances, which have a significantly lower average cost.

        The net interest margin during the second quarter of fiscal 2005 decreased 2 basis points to 2.93 percent, compared to 2.95 percent during the same quarter last year. For the six months ended December 31, 2004, the net interest margin increased to 2.98 percent, compared to 2.92 percent during the same period last year. On a sequential quarter basis, the net interest margin in the second quarter of fiscal 2005 decreased by 10 basis points from 3.03 percent in the first quarter of fiscal 2005.

        During the second quarter of fiscal 2005, the provision for loan losses was $260,000 compared to $269,000 during the same period of fiscal 2004. The decrease in the provision was attributable to specific valuation allowance recoveries on two classified commercial business loans partially offset by new provisions for loan losses as a result of loan portfolio growth.

        The increase in non-interest income in the second quarter of fiscal 2005 compared to the same period of fiscal 2004 was primarily the result of an increase in the gain on sale of loans. The gain on sale of loans increased by $2.3 million, or 86 percent, to $5.1 million, which was primarily attributable to a higher volume of loans originated for sale. The mortgage banking loan sale margin was 151 basis points in the second quarter of fiscal 2005, down from 154 basis points in the prior year. The volume of loans originated for sale remained strong, $310.9 million in the second quarter of fiscal 2005 as compared to $193.4 million during the same period last year, the result of relatively low mortgage interest rates and continued strength in the Southern California real estate market. Total loan originations (including purchased loans) were $527.0 million in the second quarter of fiscal 2005, up from $384.2 million in the same quarter of fiscal 2004.

        In the second quarter of fiscal 2005, the fair-value adjustment of derivative financial instruments (Statement of Financial Accounting Standards (("SFAS")) No. 133) on the consolidated statement of operations was a favorable $132,000, compared to an unfavorable adjustment of $244,000 in the same period last year. The fair-value adjustment for SFAS No. 133 is derived from changes in the market value of commitments to extend credit on loans to be held for sale, forward loan sale agreements and option contracts. The SFAS No. 133 adjustment is relatively volatile and may have an adverse impact on future earnings.

        Non-interest expense for the second quarter of fiscal 2005 increased $824,000, or 11 percent, to $8.0 million from $7.2 million in the same quarter in fiscal 2004. The increase in non-interest expense was primarily the result of an increase in variable expenses related to loan production volume in the community banking business and the mortgage banking business. Although non-interest expense increased for the second quarter of fiscal 2005, the Company's efficiency ratio improved to 48 percent from 56 percent in the second quarter of fiscal 2004. For the six months ended December 31, 2004 the efficiency ratio improved to 48 percent from 55 percent during the same period in fiscal 2004.

        Non-performing assets decreased to $1.1 million, or 0.08 percent of total assets, at December 31, 2004, compared to $2.5 million, or 0.19 percent of total assets, at December 31, 2003. The allowance for loan losses was $8.5 million at December 31, 2004, or 0.81 percent of gross loans held for investment, compared to $7.5 million, or 0.85 percent of gross loans held for investment, at December 31, 2003.

        The effective income tax rate for the second quarter of fiscal 2005 was 41.3 percent as compared to 42.9 percent for the same quarter last year. The Company believes that the effective income tax rate applied in the second quarter of fiscal 2005 reflects its current income tax obligations but anticipates the effective income tax rate for the remainder of the fiscal year to be approximately 43.2 percent.

        During the quarter ended December 31, 2004, the Company did not repurchase any of its common stock. As of December 31, 2004, the Company has repurchased 31 percent of the shares authorized by the June 2004 Stock Repurchase Program, leaving 244,585 shares available for future repurchase activity.

        The Bank currently operates 12 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire) along with 11 Provident Bank Mortgage loan production offices located throughout Southern California. The eleventh loan production office opened in January 2005 in Huntington Beach, California.

        The Company will host a conference call for institutional investors and bank analysts on Friday, January 21, 2005 at 10:00 a.m. (Pacific Time Zone) to discuss its financial results. Access to the conference call can be gained by dialing (877) 209-0397 and requesting the Provident Financial Holdings Earnings Release Conference Call. An audio replay of the conference call will be available through Friday, January 28, 2005 by dialing (800) 475-6701 and referencing access code number 764991.

        For more financial information about the Company please visit the website at www.myprovident.com and click on the Investor Relations section.

Note 1: The record high earnings and the record high diluted earnings per share for the current quarter is determined by comparing current earnings to prior quarters' earnings, excluding the non-recurring property gain of $3.57 million (net of taxes) reported in the fourth quarter of fiscal 1999.

Safe-Harbor Statement

Certain matters in this News Release and the Conference Call noted above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2004.

PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition (Unaudited - In Thousands)
	December 31, 2004	June 30, 2004

Assets
Cash and cash equivalents	$ 17,467	$ 38,349
Investment securities - held to maturity
(fair value $54,399 and $61,250, respectively)	55,227	62,200
Investment securities - available for sale at fair value	207,738	190,380
Loans held for investment, net of allowance for loan losses of
$8,510 and $7,614, respectively	1,039,248	862,535
Loans held for sale, at lower of cost or market	9,884	20,127
Receivable from sale of loans	122,274	86,480
Accrued interest receivable	5,297	4,961
Real estate held for investment, net	10,043	10,176
Federal Home Loan Bank stock	33,598	27,883
Premises and equipment, net	7,608	7,912
Prepaid expenses and other assets	8,102	8,032

Total assets	$ 1,516,486	$ 1,319,035

Liabilities and Stockholders' Equity
Liabilities:
Non-interest bearing deposits	$ 45,061	$ 41,551
Interest bearing deposits	866,330	809,488
Total deposits	911,391	851,039

Borrowings	463,361	324,877
Accounts payable, accrued interest and other liabilities	25,302	33,137
Total liabilities	1,400,054	1,209,053

Stockholders' equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued and outstanding
	-	-
Common stock, $.01 par value; authorized 15,000,000 shares; issued 11,933,090 and 11,898,565 shares, respectively; outstanding 7,011,935 and 7,091,719 shares, respectively

	119	119
Additional paid-in capital	58,177	57,186
Retained earnings	118,931	111,329
Treasury stock at cost (4,921,155 and 4,806,846 shares, respectively)
	(59,427)	(56,753)
Unearned stock compensation	(1,581)	(1,889)
Accumulated other comprehensive income (loss), net of tax	213	(10)

Total stockholders' equity	116,432	109,982

Total liabilities and stockholders' equity	$ 1,516,486	$ 1,319,035

PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statement of Operations (Unaudited - In Thousands, Except Earnings Per Share)
	Quarter Ended December 31,		Six Months Ended December 31,
	2004	2003	2004	2003
Interest income:
Loans receivable, net	$ 15,766	$ 12,966	$ 30,449	$ 25,806
Investment securities	2,171	2,074	4,204	3,861
Federal Home Loan Bank stock	303	203	673	433
Interest earning deposits	6	6	11	10
Total interest income	18,246	15,249	35,337	30,110

Interest expense:
Checking and money market deposits	294	375	589	740
Savings deposits	1,172	1,389	2,407	2,630
Time deposits	2,483	1,609	4,487	3,439
Borrowings	3,922	3,088	7,527	6,130
Total interest expense	7,871	6,461	15,010	12,939

Net interest income	10,375	8,788	20,327	17,171
Provision for loan losses	260	269	902	269
Net interest income after provision for loan losses	10,115	8,519	19,425	16,902

Non-interest income:
Loan servicing and other fees	450	543	849	1,066
Gain on sale of loans, net	5,085	2,739	9,461	5,893
Real estate operations, net	151	13	271	203
Deposit account fees	420	504	875	984
Gain on sale of investment securities	-	-	384	-
Other	391	315	750	694
Total non-interest income	6,497	4,114	12,590	8,840

Non-interest expense:
Salaries and employee benefits	5,314	4,666	10,391	9,247
Premises and occupancy	633	568	1,304	1,223
Equipment	387	454	791	849
Professional expenses	285	229	505	387
Sales and marketing expenses	269	306	451	536
Other	1,151	992	2,207	1,938
Total non-interest expense	8,039	7,215	15,649	14,180

Income before taxes	8,573	5,418	16,366	11,562
Provision for income taxes	3,539	2,327	7,077	4,890
Net income	$ 5,034	$ 3,091	$ 9,289	$ 6,672

Basic earnings per share	$ 0.77	$ 0.46	$ 1.41	$ 0.99
Diluted earnings per share	$ 0.71	$ 0.43	$ 1.31	$ 0.92
Cash dividends per share	$ 0.14	$ 0.07	$ 0.24	$ 0.13

PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statement of Operations - Sequential Quarter (Dollars in Thousands, Except Earnings Per Share) (Unaudited)
	Quarter Ended
	December 31,	September 30,
	2004	2004
Interest income:
Loans receivable, net	$ 15,766	$ 14,683
Investment securities	2,171	2,033
Federal Home Loan Bank stock	303	370
Interest-earning deposits	6	5
Total interest income	18,246	17,091

Interest expense:
Checking and money market deposits	294	295
Savings deposits	1,172	1,235
Time deposits	2,483	2,004
Borrowings	3,922	3,605
Total interest expense	7,871	7,139

Net interest income	10,375	9,952
Provision for loan losses	260	642
Net interest income after provision for loan losses	10,115	9,310

Non-interest income:
Loan servicing and other fees	450	399
Gain on sale of loans, net	5,085	4,376
Real estate operations, net	151	120
Deposit account fees	420	455
Gain on sale of investment securities	-	384
Other	391	359
Total non-interest income	6,497	6,093

Non-interest expense:
Salaries and employee benefits	5,314	5,077
Premises and occupancy	633	671
Equipment	387	404
Professional expenses	285	220
Sales and marketing expenses	269	182
Other	1,151	1,056
Total non-interest expense	8,039	7,610

Income before taxes	8,573	7,793
Provision for income taxes	3,539	3,538
Net income	$ 5,034	$ 4,255

Basic earnings per share	$ 0.77	$ 0.64
Diluted earnings per share	$ 0.71	$ 0.60
Cash dividends per share	$ 0.14	$ 0.10

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
	Quarter Ended December 31,		Six Months Ended December 31,
	2004	2003	2004	2003
SELECTED FINANCIAL RATIOS:
Return on average assets	1.37%	0.99%	1.31%	1.07%
Return on average stockholders' equity	17.60%	11.90%	16.50%	12.87%
Stockholders' equity to total assets	7.68%	8.10%	7.68%	8.10%
Net interest spread	2.80%	2.81%	2.84%	2.78%
Net interest margin	2.93%	2.95%	2.98%	2.92%
Efficiency ratio	47.65%	55.92%	47.54%	54.52%
Average interest earning assets to average
interest bearing liabilities	106.91%	107.25%	107.02%	107.17%

SELECTED FINANCIAL DATA:
Basic earnings per share	$ 0.77	$ 0.46	$ 1.41	$ 0.99
Diluted earnings per share	$ 0.71	$ 0.43	$ 1.31	$ 0.92
Book value per share	$ 16.60	$ 14.55	$ 16.60	$ 14.55
Shares used for basic EPS computation	6,576,530	6,695,202	6,589,145	6,741,154
Shares used for diluted EPS computation	7,107,785	7,163,052	7,090,564	7,214,120
Total shares issued and outstanding	7,011,935	7,226,888	7,011,935	7,226,888

ASSET QUALITY RATIOS:
Non-performing loans to loans held for investment, net	0.11%	0.29%
Non-performing assets to total assets	0.08%	0.19%
Allowance for loan losses to non-performing loans	742.58%	299.56%
Allowance for loan losses to gross loans held for
investment	0.81%	0.85%

REGULATORY CAPITAL RATIOS:
Tangible equity ratio	6.31%	6.62%
Tier 1 (core) capital ratio	6.31%	6.62%
Total risk-based capital ratio	11.18%	12.09%
Tier 1 risk-based capital ratio	10.24%	11.14%

LOANS ORIGINATED FOR SALE (In Thousands):
Retail originations	$ 93,099	$ 77,591	$ 176,351	$ 245,016
Wholesale originations	217,798	115,797	435,809	291,331
Total loans originated for sale	$ 310,897	$ 193,388	$ 612,160	$ 536,347

LOANS SOLD AND SETTLED (In Thousands):
Servicing released	$ 289,872	$ 155,684	$ 548,715	$ 488,777
Servicing retained	19,900	44,127	39,696	123,155
Total loans sold and settled	$ 309,772	$ 199,811	$ 588,411	$ 611,932

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars In Thousands)
	As of December 31,
	2004		2003
	Balance	Rate	Balance	Rate
INVESTMENT SECURITIES:
Held to maturity:
U.S. government agency securities	$ 54,030	2.78%	$ 73,402	3.04%
U.S. government MBS	4	10.79	7	12.91
Corporate bonds	993	6.80	2,788	7.06
Certificates of deposit	200	1.38	200	1.05
Total investment securities held to maturity	55,227	2.85	76,397	3.19

Available for sale (at fair value):
U.S. government agency securities	24,441	2.86	36,296	2.86
U.S. government MBS	63,658	3.94	-	-
U.S. government agency MBS	110,568	3.72	162,316	3.81
Private issue CMO	8,601	3.66	15,367	3.68
Freddie Mac common stock	442		700
Fannie Mae common stock	28		29
Total investment securities available for sale	207,738	3.68	214,708	3.63
Total investment securities	$ 262,965	3.50%	$ 291,105	3.51%

LOANS HELD FOR INVESTMENT:
Single-family (1 to 4 units)	$ 750,088	5.47%	$ 647,836	5.47%
Multi-family (5 or more units)	84,912	5.58	58,904	5.95
Commercial real estate	118,471	6.37	91,746	6.61
Construction	143,705	6.19	126,005	5.50
Commercial business	15,895	6.99	18,027	6.85
Consumer	738	8.80	932	8.16
Other	11,497	7.02	6,811	7.03
Total loans held for investment	1,125,306	5.70%	950,261	5.65%

Undisbursed loan funds	(79,777)		(74,081)
Deferred loan costs	2,229		1,388
Allowance for loan losses	(8,510)		(7,480)
Total loans held for investment, net	$1,039,248		$ 870,088

Purchased loans serviced by others included above	$ 40,889	5.98%	$ 35,635	6.40%

DEPOSITS :
Checking accounts - non-interest bearing	$ 45,061	-%	$ 45,756	-%
Checking accounts - interest bearing	124,842	0.53	107,746	0.78
Savings accounts	314,481	1.45	356,786	1.58
Money market accounts	45,713	1.08	46,307	1.39
Time deposits	381,294	2.71	253,444	2.40
Total deposits	$ 911,391	1.76%	$ 810,039	1.63%

Note: The interest rate described in the rate column is the weighted-average interest rate of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars In Thousands)
	As of December 31,
	2004		2003
	Balance	Rate	Balance	Rate
BORROWINGS:
Overnight	$ 137,500	2.28%	$ 102,000	0.94%
Six month or less	5,000	6.50	4,000	5.56
Over six to twelve months	5,000	2.61	25,000	5.92
Over one to two years	32,000	3.38	10,000	4.56
Over two to three years	60,000	3.48	32,000	3.38
Over three to four years	42,000	3.85	40,000	3.66
Over four to five years	60,000	3.83	47,000	3.78
Over five years	121,861	4.96	96,892	5.15
Total borrowings	$ 463,361	3.61%	$ 356,892	3.49%

	Quarter Ended		Six Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
SELECTED AVERAGE BALANCE SHEETS:	Balance	Balance	Balance	Balance

Loans receivable, net (1)	$ 1,115,966	$ 901,787	$ 1,070,697	$ 887,366
Investment securities	268,944	264,273	264,214	265,732
FHLB stock	31,382	22,029	30,082	21,554
Interest earning deposits	1,328	2,185	1,397	1,664
Total interest earning assets	$ 1,417,620	$1,190,274	$ 1,336,390	$1,176,316

Deposits	$ 912,184	$ 809,868	$ 891,688	$ 790,710
Borrowings	413,859	299,993	385,034	306,896
Total interest bearing liabilities	$1,326,043	$1,109,861	$1,276,722	$1,097,606

	Quarter Ended		Six Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
	Yield/Cost	Yield/Cost	Yield/Cost	Yield/Cost

Loans receivable, net (1)	5.65%	5.75%	5.69%	5.82%
Investment securities	3.23%	3.14%	3.18%	2.91%
FHLB stock	3.86%	3.69%	4.47%	4.02%
Interest earning deposits	1.81%	1.10%	1.57%	1.20%
Total interest earning assets	5.15%	5.12%	5.17%	5.12%

Deposits	1.72%	1.65%	1.66%	1.71%
Borrowings	3.76%	4.08%	3.88%	3.96%
Total interest bearing liabilities	2.35%	2.31%	2.33%	2.34%

(1)     Includes loans held for investment, loans held for sale and receivable from sale of loans.

Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.